UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

August 22, 2012

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Suite 150, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Amendment to Equity Incentive Plan

The Company has previously adopted and sponsors the Heritage 2006 Equity Incentive Plan, as amended and restated effective January 28, 2009 and as further amended effective January 25, 2012 (the “Equity Incentive Plan”), under which the named executive officers of the Company (among others) participate. (For additional information regarding the terms and conditions of the Equity Incentive Plan, as well as a copy of the Plan itself, please see the Company’s Form S-8 filed on July 28, 2009.) The Equity Incentive Plan empowers the Board of Directors of the Company, in its discretion, to amend the Equity Incentive Plan in certain respects. Consistent with its authority to amend the Equity Incentive Plan, effective August 22, 2012, the Board amended the definition of “Fair Market Value” under Section 1.11 of the Equity Incentive Plan to read as follows:

“1.11. “Fair Market Value” of a share of Common Stock on any relevant date means: (i) the price of the last sale of a share of Common Stock on the OTC Markets Group (or its successor interdealer quotation system) occurring prior to the grant of the applicable Award under the Plan; or (ii) if (i) is inapplicable, the fair market value as determined in good faith by the Board.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: August 24, 2012	/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer